UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2006

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	450485038
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 5, 2006, ActivCard Corp. (the “Company”) appointed Thomas Jahn, Chief Restructuring and Integration Officer, as interim Chief Financial Officer of the Company. Mr. Jahn replaces Ragu Bhargava, whose resignation as Senior Vice President and Chief Financial Officer of the Company was previously announced and became effective on December 31, 2005. Mr. Bhargava will continue as a consultant to the Company to assist the interim Chief Financial Officer until the appointment of a permanent replacement.

Thomas Jahn, 50, joined the Company in September 2005 as Chief Restructuring and Integration Officer. Prior to joining ActivCard, Mr. Jahn served as Vice President Europe for Sanmina-SCI from 2002 to 2004. Mr. Jahn was the President of Tyco Power Systems and Vice President, Mergers and Acquisitions for Tyco Electronics, from 1999 to 2002. Mr. Jahn was the divisional CFO of a world-wide operating division of Raychem Corporation and the Chief Information Officer of Raychem from 1986 to 1999. Before Raychem, Mr. Jahn worked for Philip Morris and IBM in Europe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp.
(registrant)

Date: January 11, 2006	By:	/s/ Ben C. Barnes
Ben C. Barnes
Chief Executive Officer